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                   CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT


     This CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT ("AGREEMENT") is made and entered into by and between KEY ENERGY SERVICES, INC., a Maryland corporation ("COMPANY"), and STEPHEN E. MCGREGOR ("EXECUTIVE") as of this 1st day of July, 1999.

     WHEREAS, Executive was the Executive Vice President and Chief Financial Officer of the Company;

     WHEREAS, the Executive and the Company desire to terminate the employment relationship between the Executive and the Company effective as of July 1, 1999; and

     WHEREAS, it is the desire of the Company and Executive that they enter into a written agreement in order to confirm and establish their respective rights, duties, and obligations, to resolve any and all claims and differences that may exist or that in the future may arise, and generally to provide mutual releases to one another from any and all claims or other matters as set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and the consideration more fully set forth hereinafter, and intending to be legally bound hereby, the Company and Executive mutually agree as follows:

     1. COMPANY REFERENCES. All references used herein to "Company" shall refer to Key Energy Services, Inc. and its subsidiaries and affiliates and the successors of the Company and its subsidiaries and affiliates.

     2.   TERMINATION DATE.   The employment relationship between the
Executive and Company shall terminate and cease as of the close of business on July 1, 1999 ("TERMINATION DATE"), and neither party shall have any further rights or obligations with respect to or arising from such employment relationship except as provided herein.

     Effective as of the Termination Date, Executive hereby tenders, and Company accepts, Executive's resignation from any and all board seats, offices and positions that Executive may hold.

     3.   SEVERANCE BENEFITS.

     (a) The Company has paid to Executive $100,000, including amounts withheld for payroll taxes and other appropriate withholdings. In addition, the Company will pay to Executive $725,000, subject to withholdings for payroll taxes and other appropriate withholdings, which payment shall be made on the date of the closing

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               of the sale by the Company of certain of its assets to be
               specified by the Chief Executive Officer of the Company. Executive also acknowledges that, with respect to the Company's obligation to make the aforementioned payment of $725,000 to him, he has already received an advance payment thereon in the amount of $100,000.00. In the event that Executive revokes this Agreement within the seven-day revocation period referred to at the end of this Agreement, the Company and any other parties that would otherwise have been released under SECTION 7 and
               SECTION 8 hereof shall be entitled to set-off against any claims, or judgments in favor of, Executive amounts paid hereunder. Except as specifically provided in this Agreement, no other amounts will be payable by Company to Executive resulting from his termination of employment.

     (b)(i) Executive was granted options with a date of grant of July 15, 1997 to acquire (A) 200,000 shares and (B) 50,000 shares of the Company's common stock each at an exercise price of $20.4375 per share. The Executive is fully (100%) vested with respect to these options as of the date hereof. The company agrees that such options shall remain exercisable for the three (3) month period commencing on the Termination Date.

     (b)(ii) The Executive was also granted options with a date of grant of September 4, 1998 to acquire 100,000 shares of the Company's common stock each at an exercise price of $7.125 per share. The Company agrees that such options, when issued, (I) shall be fully (100%) vested from the date of grant and (II) shall remain exercisable for the five (5) year period commencing on the Termination Date.

     (b)(iii) In addition, the Executive was also granted options with a date of grant of May 5, 1999 to acquire 300,000 shares of the Company's common stock each at an exercise price of $3.00 per share. The Company agrees that such options, when issued, (I) shall be fully (100%) vested from the date of grant and (II) shall remain exercisable for the five (5) year period commencing on the Termination Date.

     (b)(iv) With respect to each of the shares of the Company's common stock acquired by the Executive in connection with the exercise by him of any of the options described in sections 3 (b)(i) - (iii) above, the Company agrees that the Executive is hereby granted piggy-bag registration rights as set forth in Exhibit A hereto for the shares of the Company's common stock acquired by him pursuant to the exercise of such options for a period of five
               (5) years from the Termination Date.

          (c) The Executive shall be entitled to the benefits described in Exhibit B hereto at the Company's expense for a period of time following the Termination Date ending on the first to occur of
               (i) the third anniversary of the Termination Date or (ii) the date on which the Executive commences full-time employment by another employer, but only if and to the extent the Executive is eligible to receive through such other employer benefits which are at least equivalent on an aggregate basis to those

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               benefits described in Exhibit B hereto.  If because of
               limitations required by third parties or imposed by law, the Executive cannot be provided such benefits through the Company's plans, then the Company will provide the Executive with substantially equivalent benefits, on an aggregate basis, at the Company's expense. For purposes of the determination of any benefits which require a particular period of employment by the Company and/or the attainment of a particular age while employed by the Company in order to be payable, the Executive shall be treated as having continued in the employment of the Company during such period of time as the Executive is entitled to receive benefits under this Section 3 (c). At such time as the Company is no longer required to provide the Executive with life and/or disability insurance, as the case may be, the Executive shall be entitled at the Executive's expense to convert such life and disability insurance, as the case may be, except if and to the extent such conversion is not available from the provider of such insurance.

     4. WELFARE BENEFIT PLAN CONTRIBUTIONS AND ACCRUALS. After the Termination Date, except as provided in Section 3 (c) and Exhibit B, SECTION 5 AND SECTION 6 hereof, the Company shall not be obligated to continue, pay for, or provide Executive's health, dental, disability, life insurance and any other "welfare benefits" (as such term is defined under Section 3(1) of ERISA) or fringe benefits or perquisites.

     5. CHANGE IN CONTROL. In the event of a "Change in Control" of the Company, the Company shall pay to the Executive (a) any further payment he is entitled to receive pursuant to Section 3(a) and (b) in lieu of providing the benefits contemplated by Section 3 (c) and Exhibit B hereof, an amount in cash equal to the aggregate reasonable expenses that the Company would incur if it were to provide such benefits for the period of time for which the Executive is entitled to receive such benefits hereunder.

               For purposes of this Agreement, a "Change in Control" of the Company shall have the same meaning as set forth in Section 6.7 of the Company's 1997 Incentive Plan.

     6. PENSION PLAN CONTRIBUTIONS AND ACCRUALS. After the Termination Date, no further contributions, either by Executive or by the Company, shall be made to, or benefits accrued under, any employee pension benefit plan (as defined in Section 3(2) of ERISA) or deferred compensation plan or agreement (collectively, the "COMPANY PLANS") on behalf of Executive; provided, however, Executive shall be entitled to receive any vested benefits due to him under such Company Plans as determined in accordance with the terms and conditions of such Company Plans.

     7.        RECIPROCAL RELEASES AND WAIVERS OF CLAIMS.

          (a) Except with respect to a claim for any compensation or benefits under the employee benefit plans in which the Executive participated by virtue of his employment, and except for claims under this Agreement, the Executive, as his free and voluntary act, on behalf of himself and his spouse, dependents,

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                    heirs, attorneys, successors and permitted assigns, hereby fully releases and discharges the Company, and its successors and assigns, and the active and former owners, directors, officers, employees, and agents of the Company (collectively, the "Releasees"), of and from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements of costs of any kind, including but not limited to, any and all claims, demands, rights and/or causes of action, including, without limitation, any negligence claims and those which might arise out of allegations relating to a claimed breach of Executive's employment contract or stock option agreements, or relating to purported employment discrimination or civil rights violations, such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and
                    1871, Executive Order 11246, as amended, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Civil Rights Act of 1991, the Americans with Disabilities Act, and the Family and Medical Leave Act, as each such Act may be amended from time to time, or any other applicable federal, state or local employment discrimination statute or ordinance, which the Executive might have or assert against any of the Releasees by reason of (a) any event which occurred on or before the time of his execution of this Agreement, in connection with the Executive's employment by the Company, and all circumstances related thereto, (b) the termination of his employment (including any rights of the Executive under any employment contract), or (c) any matter, cause or thing whatsoever which may have occurred prior to the time of his execution of this Agreement. It is understood that the Executive's release under this paragraph, as applied to former officers, former directors, former employees, and former agents of the Company, is applicable solely with respect to claims which arose during the period when such released person was serving in such a capacity for Company.

          (b) Executive acknowledges that Company's agreement to provide Executive with the payments and other benefits recited in
                    SECTION 3 hereof is in consideration for Executive's release and waiver of claims, demands and causes of action as set forth in the immediately preceding paragraph. Executive understands and acknowledges that the Executive would not receive the payments and benefits recited in
                    SECTION 3 hereof but for his execution of this Agreement.

                    The Company, on behalf of itself and its directors, officers and employees, hereby releases and discharges the Executive, and his heirs and assigns, of and from any and all debts, obligations, claims, demands, judgments or

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

               causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements or costs of any kind, including but not limited to, any and all claims, demands, rights and/or causes of action, including breach of fiduciary duty, breach of the duty or confidentiality, tortious interference with contract, defamation, libel, civil conspiracy, false light invasion of privacy, actions which might arise out of allegations relating to a claimed breach of Executive's employment contract, or relating to purported employment discrimination or civil rights violations, which the Company, or its directors, officers or employees, might have or assert against the Executive, but only with respect to or by reason of any event which is known to the Company at the time of the execution of this Agreement by an officer of the Company and which occurred on or before said time of execution.

8.        NO LITIGATION

    (a)   Except with respect to either:

          (1) a claim for compensation or benefits under an employee benefit plan (as described in section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) in which the Executive participated by virtue of his employment (in which case, the Executive's remedy shall be the claims and appeals procedures under the terms of said plan);

          (2) upon exhausting administrative remedies described in clause "(1)" above, any litigation under ERISA for employee benefits of the type described in that clause;

          (3) a claim that the Company is in violation of a provision of this Agreement; or

          (4) a claim alleging an offending act or omission which occurs after the date that Executive executes this Agreement;

          the Executive, on behalf of his spouse, dependants, heirs, attorneys, successors, and assigns, promises not to initiate a lawsuit or to bring any other claim, charge or action of any nature against the Company, or its owners, directors, officers, employees, or agents, in any court, government agency, arbitration proceeding, or otherwise, relating in any way to the Executive's employment (or the termination thereof) or other events, including, but not limited to, any claim, charge or action under any federal, state or local statute, ordinance, or rule of law. Except with respect to an alleged offending act or omission as described in clause "(4)" of this paragraph (a), (i) the Executive agrees not to request, or to directly or indirectly cause, any governmental agency or other person to commence any investigation or bring any action against the Company or its owners, directors, officers, employees or agents, and (ii) the Executive waives any remedy or recovery in any such action which may be brought on the Executive's behalf by any government agency or other person or entity.

          Executive affirms that he has no claims against the Company arising out of his employment or any other matter, and that he has not filed any lawsuits, charges, complaints, petitions, or accusatory pleading against the Company with any governmental agency or in any court, based upon or related in any way to any events occurring on or prior to the date that he executes this Agreement.

    (b) Except with respect to either: (1) a claim that the Executive is in violation of a provision of this Agreement, or (2) a claim alleging an offending act or omission which occurs after the date that Executive signs this Agreement, the Company, on behalf of itself and its directors, officers, and employees, promises not to initiate a lawsuit or to bring a claim against the Executive, his heirs or assigns, in any court, government agency, arbitration proceeding, or otherwise, relating to the Executive's employment (or the termination thereof) or other events, including, but not limited to, any claim under any federal, state or local statute, ordinance, or rule of law. Except with respect to an alleged offending act or omission as described in clause "(2)" of this paragraph (b), (i) the Company, on behalf of itself and its directors, officers, and employees, agrees not to request, or to directly or indirectly cause, any governmental agency or other person or entity to commence any investigation or bring any action against the Executive, and (ii) the Company, on behalf of itself and its directors, officers, and employees, waives any remedy or recovery in any such action which may be brought on the Company's behalf by any government agency or other person or entity.

9.        COOPERATION AND INDEMNIFICATION IN THE EVENT OF THIRD-PARTY LITIGATION

    (a) In the event that any third-party (including, without limitation, any private party or governmental entity) asserts a claim or legal cause of action, initiates a governmental review, or initiates a legal proceeding (civil or criminal), with respect to any events or matters with which the Executive was formerly involved as an employee of the Company, the Company shall indemnify the Executive to the same extent, and subject to the same terms, conditions and limitations, as would be applicable under the by-laws of the Company to an individual who is a former officer of the Company; provided, however, that no indemnification shall apply with respect to damages, costs or expenses

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          (including attorney's fees) of any kind which relate to the conduct of Executive which was outside the scope of his duties as an employee of the Company or was in violation of law or a written policy of the Company.

    (b) In consideration for such indemnification, Executive agrees to make himself freely available to cooperate in the defense and in the preparation of the legal response to any such matter and, in such a case, the Company shall reimburse the Executive for reasonable travel costs in connection with rendering any such assistance. Executive agrees to cooperate to the fullest extent of his abilities with Company and, if requested by Company to do so, with any attorney, expert or other person Company may designate, in the investigation, defense and resolution of any threatened or asserted litigation, claim, potential claim, or investigation initiated by or involving the Company, including, without limitation, truthfully testifying on behalf of Company in connection with any such investigation or proceeding.

          In payment for any such cooperation rendered by the Executive pursuant to the immediately preceding paragraph after the Termination Date, the Company shall pay the Executive $100.00 per hour for the reasonable period of time, including travel time, at the request of the Company, devoted exclusively to rendering such assistance. Such hourly fee shall be payable for all hours actually devoted to such assistance (including hours in transit), and will not be limited to 8 hours per day if the hours of active assistance (and travel) exceed 8 hours in any given day.

    (c) Subject to the scope of the indemnification in paragraph "(a)" above, in the event of a civil action commenced by a private party which implicates the Executive in connection with his conduct during his period of service as an employee of the Company, the Company reserves the right and discretion to retain counsel to jointly represent the Company and the Executive, unless and until such counsel determines that the interests of the Company and the Executive pose a conflict of interest for such counsel under the applicable code of professional conduct. In the event that separate counsel is necessary for the Executive, he may select counsel of his choice subject to the approval of the Company which shall not be unreasonably withheld.
          The Company will reimburse the reasonable attorney's fees and costs of counsel for the Executive, and such reimbursement will be paid as services are rendered, subject to a right of the Company to recover the amount of such payments from the Executive in the event, and to the extent, that a court or agency finds that the relevant actions of the Executive were unlawful or outside the scope of his duties as an employee.

    (d) As used in this SECTION 9, the term "reasonable attorneys' fees" shall not include any attorney time or expense for the purpose of initiating or

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          maintaining any counterclaim by the Executive against the Company or any private party or governmental entity, unless the Company then consents, in its sole discretion and in writing, to cover the Executive's attorneys' fees for any such counterclaim.

    (e) The provisions of this SECTION 9 shall expire six (6) years from the Termination Date.

     10. NON-COMPETITION. In consideration for the severance benefits to be provided to the Executive pursuant to the provisions of Section 3 hereof, the Executive hereby agrees that, for a period ending on the earlier of (a) two
(2) years from the Termination Date or (b) the date on which a Change in Control is deemed to have taken place, (i) he shall not, directly or indirectly, without prior written consent of the Chief Executive Officer of the Company or the Board of Directors of the Company participate or engage in, whether as a director, officer, employee, advisor, consultant, stockholder, partner, joint venturer, owner or in any other capacity (other than as an outside attorney or investment banker), any business engaged in the business of furnishing oil field services, including drilling and well servicing (a "Competing Enterprise"); PROVIDED, HOWEVER, that the Executive shall not be deemed to be participating or engaging in any such business solely by virtue of his ownership of not more than five percent of any class of stock or other securities of an issuer which is publicly traded on a national securities exchange or in a recognized over-the-counter market; and
(ii) he shall not, directly or indirectly solicit, raid, entice or otherwise induce any employee of the Company or any of its Subsidiaries to be employed by a Competing Enterprise.

     11. NON-ADMISSION OF LIABILITY. This Agreement shall not constitute or be construed as an admission by the Company or any other person or entity of any liability to, or the validity of, any claim by the Executive. Executive acknowledges and agrees that he has been treated in a fair and lawful manner, and it is agreed between the parties that nothing herein is intended or shall be construed as an admission of fault or liability by the Company or its directors, officers, employees, agents, successors and assigns.

     12. CONFIDENTIALITY. Except as may be required under compulsion of law, Executive agrees not to disclose or discuss, other than with his legal counsel, personal tax or financial adviser, or his spouse, any details of this Agreement. With respect to any financial adviser (other than his tax adviser), the Executive may disclose the compensation and benefits which may result as a consequence of this Agreement, but Executive shall not disclose to any such financial adviser any other sections or provisions of this Agreement or any related matter. In the event the Executive discusses this Agreement with any such legal counsel or advisor, or with his spouse, he will instruct such person not to disclose or discuss the existence or any details of this Agreement, or any related matter, with any other person, except as may be required under compulsion of law.

          In the event that the disclosure of the terms of this Agreement is ordered in the context of a court proceeding, the party so ordered shall notify the other party within a reasonable time prior to disclosure.

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          Executive agrees that  he will not disparage, harm or embarrass the
Company or its directors, officers, employees, agents or successors; provided however, Executive shall retain the right to discuss information concerning the duties and responsibilities of his former employment with prospective employers; and provided further, that Executive fully retains the right to inform his legal counsel of all matters concerning his former employment and the termination thereof if said information is communicated as a matter of confidential attorney-client privilege. Executive shall not make any statements, whether regarded as true or not, which would have the effect of causing any existing or prospective lenders, purchasers, creditors, customers, suppliers, employees or other persons or entities to question the financial condition, integrity, reputation, character or quality of the Company, or its management, employees, and affiliates. Executive shall not at any time make any voluntary statement of any kind, or make any untrue statement while under any compulsory legal process, which is calculated to, or which foreseeably will, damage the business or reputation of the Company or its affiliates, or the past or present directors, officers or employees of any of them.

     13.  CONFIDENTIAL INFORMATION

          (a) Executive agrees that he shall not, without the express written consent of the Chief Executive Officer or General Counsel of the Company, directly or indirectly communicate or divulge to, or make available to, or use of his own benefit or for the benefit of, any competitor or any other person or entity, any of the Company's trade secrets, proprietary data or other confidential information (hereafter collectively referred to as "CONFIDENTIAL INFORMATION"), which confidential information was communicated to or otherwise learned or acquired by Executive during his employment relationship with the Company, except that Executive may disclose confidential information only to the extent that disclosure is required (i) at the Company's direction or (ii) by a court or other governmental agency of competent jurisdiction. As long as such matters remain confidential information, Executive shall not use such confidential information in any way or in any capacity other than as expressly consented to by the Chief Executive Officer or General Counsel of the Company.

          (b) Such confidential information includes, but is not limited to, personnel information, ideas, discoveries, designs, inventions, improvements, trade secrets, know-how, manufacturing processes, design specifications, writings and other works of authorship, computer programs, financial information, accounting information, marketing plans, customer lists and data, business plans or methods and the like, that relate in any manner to the actual or anticipated business of the Company.

          (c) Executive agrees that all records, drawings, data, samples, models, correspondence, manuals, notes, reports, notebooks, proposals, and any other documents concerning the Company's customers or products or other technical or business information used by the Company and any other tangible materials or copies or extracts of tangible materials regarding the Company's

                                       9
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               operations or business, received by Executive during his
               employment with the Company are, and shall be, the property of the Company exclusively. Executive agrees to immediately return to the Company all of the material mentioned above, including writing notes, memoranda or notes taken by Executive and all tangible materials, including, without limitation, correspondence, drawings, blueprints, letters, notebooks, reports, flow-charts, computer programs and data proposals.
               No copies will be made by Executive, or retained by Executive, of any such confidential information, whether or not developed by Executive.

          (d) Executive agrees that he shall engage in no act which is intended, or may reasonably be expected, to harm the reputation, business, prospects, or operations of the Company.

          (e) The parties agree that all work product conceived, created or developed by Executive either solely or jointly with others in the course or as a result of his employment with the Company is proprietary to Company and constitutes confidential information subject to this Agreement. The parties further agree that Company is the sole owner of all such work product.

     14. WAIVER OF AGE DISCRIMINATION CLAIMS. Executive specifically, knowingly and voluntarily waives any and all rights and claims arising under the Age Discrimination in Employment Act (ADEA), which claims have arisen as of the date this Agreement is executed by Executive. Executive acknowledges that the consideration set forth in SECTION 3 hereof includes consideration for Executive's agreement herein to waive any and all rights and claims arising under the ADEA.

     15. SEVERABILITY. The parties acknowledge and agree that each provision of this Agreement shall be enforceable independently of every other provision. Should any provision of this Agreement be declared by a court of competent jurisdiction to be unenforceable or invalid as drafted, it may and shall be reformed or modified by a court to the form of an enforceable and valid provision that achieves, to the greatest extent possible, the result intended by the parties in drafting and agreeing to the unenforceable and invalid provision. In the event that a court should decline to so reform or modify such a provision, or determine that no enforceable and valid provision can be created to achieve the intended result, the unenforceability and invalidity of the remaining provisions of this Agreement shall not be affected thereby and said unenforceable or invalid provision shall be deemed not to be a part of this Agreement and the remaining provisions hereof shall remain in full force and effect.

     16. NO WAIVER AND HEADINGS. The parties acknowledge and agree that the failure of either party to enforce any provision of this Agreement shall not constitute a waiver of that provision, or of any other provision in this Agreement. The headings of sections as used herein are intended for reference purposes only and shall not affect the interpretation of this Agreement.

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     17.       ENTIRE AGREEMENT.  The parties acknowledge and agree that this
Agreement constitutes the complete and entire agreement between the parties; that the parties have executed this Agreement based upon the express terms and provisions set forth herein and therein; that the parties have not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous employment, severance or other agreement, whether oral or written, shall have any effect on the terms and provisions of this Agreement except as expressly provided herein; and that all such previous agreements, except as expressly provided in this Agreement, are expressly superseded and revoked by this Agreement. The Executive hereby declares and represents that no promise, inducement, or agreement not contained in this Agreement has been made or offered to him, and that the terms hereof are contractual and not a mere recital.

     18. AMENDMENT. This Agreement shall not be modified by any subsequent agreement unless the modifying agreement (a) is in writing, (b) contains an express provision referencing this Agreement, (c) is executed by a designated officer of the Company, and (d) is executed by Executive.

     19. CONSULTATION WITH LEGAL COUNSEL. Executive acknowledges and agrees that he has been provided a reasonable time to review this Agreement with legal counsel and to consider the terms and provisions of this Agreement. Both parties acknowledge and agree that they are voluntarily entering into this Agreement, after consultation with their legal counsel if so desired, and after full disclosure of all the facts and circumstances surrounding the execution of this Agreement and its legal effect.

     20. BINDING EFFECT: This Agreement shall inure to the benefit of the Company (as defined in SECTION 1 hereof), and to its successors and assigns, and to the persons released hereunder pursuant to SECTIONS 7 AND 8 hereof. This Agreement shall inure to the benefit of Executive and his heirs, executors and personal representatives.

                This Agreement is personal to Executive, and Executive may not assign, delegate or otherwise transfer any of his rights, duties or obligations hereunder without the written consent of the Chief Executive Officer or General Counsel of the Company, and any attempt to do so without such written consent shall be deemed void and of no force and effect.

     21. NOTICES. Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (a) when delivered in person or sent by facsimile transmission, (b) on the first business day after it is sent by air express overnight courier service, or (c) on the fourth business day following deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed, to the following address, as applicable:

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            (1)     If to Company, addressed to:

                    Key Energy Services, Inc.
                    Two Tower Center, 20th Floor
                    East Brunswick, NJ  08816
                    Attention: General Counsel

            (2) If to Executive, addressed to the address set forth below his name on the execution page hereof;

or to such other address as either party may have furnished to the other party in writing in accordance with this SECTION 21.

     22. EXECUTIVE ACKNOWLEDGMENT/NO STRICT CONSTRUCTION. The Executive represents to Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read the Agreement and that he understands its terms and conditions. The parties hereto agree that the language used in this Agreement shall be deemed to be the language chosen by them to express their mutual intent, and no rule of strict construction shall be applied against either party hereto. Executive also represents that he is free to enter into this Agreement. Executive acknowledges that he has had the opportunity to consult with counsel of his choice, independent of Employer's counsel, regarding the terms and conditions of this Agreement.

     23. GOVERNING LAW. The laws of the State of Maryland, without regard to conflicts of law provisions, shall govern the enforceability, interpretation and legal effect of this Agreement.

     24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile signatures shall be enforceable.

               STATEMENT BY EXECUTIVE: THE COMPANY HAS ADVISED ME IN WRITING
     TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. I HAVE CAREFULLY READ AND FULLY UNDERSTOOD THE PROVISIONS OF THIS AGREEMENT AND HAVE HAD SUFFICIENT TIME AND OPPORTUNITY (NOT LESS THAN A PERIOD OF 21
     DAYS) TO CONSULT WITH MY PERSONAL TAX, FINANCIAL AND LEGAL ADVISORS PRIOR TO EXECUTING THIS AGREEMENT, AND I INTEND TO BE LEGALLY BOUND BY ITS TERMS. I UNDERSTAND THAT I MAY REVOKE MY CONSENT TO THIS AGREEMENT WITHIN SEVEN (7) DAYS FOLLOWING THE DATE I SIGN IT BY NOTIFYING THE COMPANY OF MY REVOCATION; THEREAFTER, I CANNOT REVOKE THIS AGREEMENT. I UNDERSTAND THAT MY RIGHTS UNDER THIS AGREEMENT ARE CONTINGENT ON MY SIGNATURE BELOW, AND NOT REVOKING THIS AGREEMENT WITHIN THE 7-DAY PERMITTED REVOCATION PERIOD. I ACKNOWLEDGE THAT THE PAYMENTS DESCRIBED IN SECTION 3 HEREOF WILL NOT BE MADE BEFORE THE 7-DAY REVOCATION PERIOD HAS EXPIRED.


                              [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              KEY ENERGY SERVICES, INC.


                              /s/ Francis D. John
                              ------------------------------------------------
                              Francis D. John
                              Chairman of the Board, President
                              and Chief Executive Officer


                              EXECUTIVE:


                              /s/ Stephen E. McGregor
                              ------------------------------------------------
                              Stephen E. McGregor
                              2329 California Street
                              Washington, D.C.    20008

                                                                      EXHIBIT A

                          PIGGYBACK REGISTRATION RIGHTS
                                      AND
                                   PROCEDURES

                                ----------------

                              CERTAIN DEFINED TERMS


    As used herein --

    "Person" shall mean any individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

    "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of the Common Stock covered by the Registration Statement, and by all other amendments and supplements to such Prospectus, including posteffective amendments, and in each case including all material incorporated by reference therein.

    "Registration Statement" shall mean any registration statement of the Company on an appropriate form under the Securities Act (other than any registration statement with respect to equity securities filed on a Form S-4 or any other form prescribed for the same or similar purposes) and all amendments and supplements to such registration statement, including posteffective amendments, in each case including the prospectus contained therein, all material incorporated by reference therein and all exhibits thereto.

    "SEC" shall mean the Securities and Exchange Commission.

    "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    "underwritten registration" or "underwritten offering" shall mean an offering of the Common Stock pursuant to a Registration Statement in which the Common Stock of the Company is sold to an underwriter in a firm committment underwriting for reoffering to the public.

    1. PIGGYBACK REGISTRATION. In the event the Company proposes to file a Registration Statement with respect to its Common Stock in an underwritten offering, it will give written notice to the Executive of the Company's intention to do so and, upon the written request of the Executive given within 20 days after receipt of such notice, the Company will use its best efforts to effect the registration of the Common Stock or the Executive (the "Piggyback Securities") which it shall have been so requested to register by including such Piggyback Securities in the Registration Statement ("Piggyback Registration Rights"). Piggyback Securities are to be included in the Registration Statement on the same terms and conditions as the shares of Common Stock of the Company otherwise being sold through underwriters under such Registration Statement; PROVIDED, HOWEVER, that if the managing underwriter or underwriters of any proposed underwritten offering determines and advises the Company in writing that the inclusion in the Registration Statement of all Piggyback Securities proposed to be included would adversely affect the success of the proposed underwritten offering, then the number of Piggyback Securities to be included in the underwritten offering shall be either (i) reduced to the amount recommended by such managing underwriter or underwriters or (ii) if recommended by such managing underwriter or underwriters, excluded from the Registration
Statement entirely. Any Piggyback Securities not included in the Registration Statement because of the proviso in the preceding sentence will continue to be eligible for registration pursuant hereto until the fifth anniversary of the date of this Agreement.

    II.  REGISTRATION PROCEDURES.

         In connection with any "underwritten registration," the Company will use its best efforts to effect the "underwritten offering" of the Piggyback Securities for which registration is requested, and pursuant thereto the Company shall:

         (a) prepare and file with the SEC, as soon as practible, a Registration Statement relating to the underwritten offering on any appropriate form under the Securities Act, which form shall be available for the sale of the Company's Common Stock in accordance with the intended method or methods of distribution thereof and shall include all financial statements and other information required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective;

         (b) prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep the Registration Statement effective until the distribution of the Eligible Common Stock under the Registration Statement is complete (which period shall not exceed 90 days from the date the Registration Statement is declared effective); cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period pursuant to an underwritten offering;

         (c) notify the Executive and the managing underwriter or underwriters, promptly, and (if requested by any such person) confirm such advice in writing, (i) when the Registration Statement has become effective and when any posteffective amendment or supplements thereto become effective,
(ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) if between the effective date of the Registration Statement and the closing of the sale of the securities covered thereby, the representations and warranties of the Company contemplated by paragraph II
(j) below cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Company's Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement or the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or the Prospectus or any document incorporated therein by reference to make the statements therein not misleading;

         (d) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

         (e) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), provide copies of such document to the Executive and to the managing underwriters, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as the Executive or underwriters may reasonable request;

         (f) upon request, furnish to each managing underwriter, without charge, at least one signed copy of the Registration Statement and any posteffective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference); and furnish to the Executive, without charge, at least one conformed copy of each Registration Statement and any posteffective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

         (g) deliver to the Executive and each underwriter, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Executive or underwriter may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Executive and the underwriters, in connection with the offering and sale of the Common Stock covered by the Prospectus or any amendment or supplement thereto;

         (h) prior to any public offering of the Company's Common Stock, use its best efforts to register or qualify or cooperate with the Executive, the underwriters and their respective counsel in connection with the registration or qualification of such Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the underwriters to consummate the disposition in such jurisdiction of the Common Stock covered by the Registration Statement; PROVIDED that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified; (ii) subject itself to taxation in any such jurisdiction, or (iii) take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (i) cooperate with the Executive and the managing underwriters to facilitate the timely preparation and delivery of certificates representing the Common Stock to be sold and not bearing any restrictive legends; and enable such Common Stock to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Common Stock to the underwriters;

         (j) as promptly as practicable following the occurrence of any event contemplated by paragraph II (c) (v) above, use its best efforts to prepare a supplement or posteffective amendment to the Registration Statement or the related Prospectus or any document incorporated by reference or file any other required document so that, as thereafter delivered to the purchasers of the Common Stock, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (k) use its best efforts to cause all the Common Stock covered by the Registration Statement to be listed on each securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed;

         (l) enter into an underwriting agreement with an underwriter or underwriters providing for the sale of such Common Stock in an underwritten offering which shall be customary in form, substance and scope and shall contain customary requirements for representations, warranties, covenants and opinions of counsel; and use its best efforts to obtain any customary opinions of counsel or customary accountants' "cold comfort" letters referred to in such underwriting agreement, and enter into such other customary agreements and take all such other reasonable actions in connection therewith to expedite or facilitate the disposition of the common stock as contemplated by such agreements;

         (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

    The Company may require the Executive (i) to furnish the Company such information regarding the distribution of the Piggyback Securities as the Company may from time to time reasonably request in writing and (ii) to enter into an underwriting agreement in the form contemplated by Section I(i).

    The Executive agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section II (c) (v) hereof, the Executive will forthwith discontinue the offering and disposition of the Piggyback Securities until such Executive's receipt of the copies of the supplemental or amended Prospectus contemplated by Section II (j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the Executive will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Executive's possession, of the Prospectus covering such Common Stock current at the time of receipt of such notice. In the event the Company shall give any such notice to suspend the offering and disposition of the Common Stock, the time periods regarding the maintenance of the applicable Registration Statement shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section II (c) (v) hereof to and including the date when the Executive shall have received the copies of the supplemented or amended prospectus contemplated by Section II (j) hereof or the Advice.

                                                                     EXHIBIT B

                             BENEFITS TO BE PROVIDED
                                TO THE EXECUTIVE

                            -------------------------

(1) Group medical and dental, life, executive life, accident and disability insurance, all as set forth below:

     a) LIFE INSURANCE - Retain coverage under policy which Company purchased for the Executive in 1999.

     b) LONG-TERM DISABILITY INSURANCE - Salary continuation benefit for total disability. Benefit commences with ninetieth day of disability and continues to a maximum of age sixty-five. Annual maximum benefit shall be 60% of the Base Salary (which at date of separation was $275,000 per year).

     c) MEDICAL AND DENTAL PLAN - Comprehensive medical and dental plans are available to the Company's senior management.

(2) An allowance of $1,000 per month to costs incurred by the Executive in connection with the use of his automobile.

(3)  Payments to Cover Short-Fall in Medical Benefits Coverage -

     (i) A payment in an amount to be determined by agreement between the Chief Executive Officer of the Company and the Executive to compensate the Executive for medical payments from date of employment to termination date for which the Executive did not receive reimbursement pursuant to the Company's medical insurance coverage.

    (ii) Agreement, in an amount to be determined by agreement between the Chief Executive Officer of the Company and the Executive, to reimburse the Executive during three (3) year period commencing on July 1, 1999 for medical payments for which the Executive does not receive reimbursement pursuant to the Company's medical insurance coverage.